IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE
                          IN AND FOR NEW CASTLE COUNTY


----------------------------------------

IN RE: DIGEX, INC.                      CONSOLIDATED CIVIL ACTION NO. 18336 NC
SHAREHOLDERS LITIGATION

                                        This document relates to:
                                        All Actions
-----------------------------------------


                           MEMORANDUM OF UNDERSTANDING

     All parties(1) to the consolidated action entitled In Re: Digex, Inc. Shareholders Litigation, Consolidated Civil Action No. 18336 NC, pending in the Court of Chancery of the State of Delaware (the "Action"), and the Special Committee of the Board of Directors of Digex, Incorporated (consisting of Richard Jalkut and Jack Reich), and Mark Shull (collectively, the "Parties"), by their respective counsel, have reached an agreement in principle providing for the settlement of the Action in its entirety, including all class and derivative claims, on the terms and subject to the conditions set forth below (the "Settlement"):

     1. WorldCom, Inc. ("WorldCom") will make a payment (the "Settlement Payment") of registered and freely tradable WorldCom common stock having a total value of one hundred and sixty-five million dollars ($165,000,000) for distribution to certain members of the plaintiff

----------

1 The parties to the Corrected Amended Consolidated Class Action and Derivative Complaint are as follows: TCW Technology Limited Partnership, TCW Small Capitalization Growth Stocks Limited Partnership, TCW Asset Management Company, Kansas Public Employees Retirement System, Gerard F. Hug, Mohamed Yassin, Taam Associates, John F. Prince, David Reynoldson, Marilyn Kalabsa, Thomas Turberg, David J. Steinberg, Crandon Capital Partners, Amrita Sinha (collectively, the "Plaintiffs") and Intermedia Communications, Inc., David C. Ruberg, Phillip A. Campbell, John C. Baker, Robert M. Manning, WorldCom, Inc. and Digex, Incorporated (collectively, the "Defendants").

Class as set forth in Paragraph 9(a) below, at the Effective Time(2) of consummation of the Merger pursuant to the Agreement and Plan of Merger Among WorldCom, Wildcat Acquisition Corp. and Intermedia Communications, Inc. ("Intermedia") dated September 1, 2000 (as amended, the "Merger Agreement"). (A copy of the Merger Agreement is attached hereto as Exhibit A). For purposes of this Paragraph, the WorldCom common stock shall be valued at a price per share equal to the Average Price. "Average Price" means the average (rounded to the nearest 1/10,000) of the volume weighted averages (rounded to the nearest 1/10,000) of the trading prices of WorldCom common stock on the Nasdaq National Market, as reported by Bloomberg Financial Markets (or such other source as the Parties shall agree in writing), for the 10 trading days randomly selected by lot by WorldCom and a representative of the Special Committee of Digex, Incorporated ("Digex") together from the 20 consecutive trading days ending on the third trading day immediately preceding the Effective Date. All fees and expenses of all plaintiffs and all counsel representing all plaintiffs in the action shall be paid out of the Settlement Payment provided for in this Paragraph 1. The Parties agree to take all necessary steps and seek all necessary approvals to fully effectuate the payment of WorldCom common stock contemplated by this Paragraph 1.

     2. WorldCom will reimburse Digex for all fees and expenses incurred by it in connection with (a) the evaluation of various potential transactions involving Digex; (b) the Action, including all legal fees and investment advisor fees approved by the Special Committee of the Board of Directors of Digex; and
(c) the reasonable costs and expenses of providing notice to the members of the Class and of administering the Settlement (the "Reimbursement"); provided, however, that the Reimbursement shall not exceed fifteen million dollars ($15,000,000). This Reimbursement will be paid in cash contemporaneously with the payment made pursuant to Paragraph 1 above.


----------

2 Unless otherwise defined herein, all capitalized terms used herein shall have the same definition as used in the Merger Agreement. 3 It is understood and agreed that the definition of the plaintiff Class is intended to and will ensure that all past, present, and future record and beneficial holders of Digex stock who have a claim related to or arising from the matters alleged in the Corrected Amended Consolidated Class Action and Derivative Complaint are included within the Class and will be effectively barred from seeking any relief for such claims in the Action or in any subsequent action.

     3. The consideration payable by WorldCom to the shareholders of Intermedia pursuant to the Merger Agreement shall be reduced in accordance with the First Amendment to Agreement and Plan of Merger annexed hereto as Exhibit B (the "First Amendment"). The Parties agree to take all necessary steps and seek all necessary approvals to fully effectuate the First Amendment to the Merger Agreement, provided, however, that the Merger Agreement shall not be amended in any way that will adversely affect the Parties' rights or obligations under this Memorandum of Understanding or under the Stipulation of Settlement, unless all Parties hereto consent in writing.

     4. WorldCom and Digex agree to enter into certain commercial agreements, the terms of which are separately described in Exhibit C annexed hereto (the "Commercial Agreements"), and which have been determined by the Special Committee of the Board of Directors of Digex to be fair and beneficial to Digex. The Parties agree to keep Exhibit C confidential. The principal terms of the Commercial Agreements will be generally described in the Stipulation of Settlement. The Commercial Agreements will become effective on or before the Effective Time of the consummation of the Merger pursuant to the Merger Agreement.

     5. Intermedia and WorldCom agree to take all steps necessary to adopt (at the first regularly scheduled Digex shareholders' meeting following the Commercial Agreements becoming effective) the amendment to the Certificate of Incorporation of Digex substantially in the form of Exhibit D annexed hereto (the "Charter Amendment") and Intermedia and WorldCom agree to cause Digex to abide by the provisions of such charter amendment prior to the formal adoption thereof.

     6. The Parties will use their best efforts to promptly agree upon, execute and present to the Court of Chancery of the State of Delaware (the "Court") a Stipulation of Settlement and such other documentation as may be required in order to obtain the approval of the Court of this Settlement and the dismissal of the Action upon the terms set forth in this Memorandum of Understanding. The Stipulation of Settlement will expressly provide, inter alia, that defendants in the Action have denied, and continue to deny, that they have violated or have threatened to violate any law, and that the defendants are entering into the Stipulation because the proposed Settlement would eliminate the burden, risk and expense of further litigation.

     7. The members of the Special Committee of the Board of Directors of Digex have approved the Settlement embodied in this Memorandum of Understanding and determined that it is in the best interests of Digex and its shareholders and, subject to the provisions of this Memorandum of Understanding, agree to take all steps which may be reasonably necessary to give effect to the terms of this Settlement.

     8. The Parties will present the Stipulation of Settlement to the Court for preliminary approval and for final approval following appropriate notice to and final certification of the Class pursuant to Chancery Court Rules 23(b)(1) and
(b)(2) and will use their best efforts to obtain final Court approval of the Settlement, the dismissal with prejudice of the entire Action, as against the named plaintiffs and the Class, and the entry of a final order consistent with the Stipulation of Settlement.

     9. The Stipulation of Settlement shall also provide as follows:

     (a) The Class shall be defined as all record and beneficial holders of Digex Class A common stock (other than the defendants in the Action and their affiliates) at any time during the period from and including August 31, 2000 through and including the Effective Time of the Merger pursuant to the Merger Agreement, including their respective successors in interest, assignees or transferees, immediate and remote (the "Class"). The Settlement Payment, less the amount awarded as the Fees (as defined in Paragraph 12 below), will be distributed on a per share basis to certain members of the Class as follows: (i) fifty percent (50%) will be distributed to the record holders of Digex Class A common stock as of the close of business on September 1, 2000; and (ii) fifty percent (50%) will be distributed to the record holders of Digex Class A common stock as of a record date expected to be on or about the Effective Time of the consummation of the Merger pursuant to the Merger Agreement. Members of the Class who fall within both of the descriptions set forth in (i) and (ii) immediately above will receive both distributions.

     The Parties agree that a condition precedent to this Settlement becoming effective is a final Order of the Court certifying the Class as defined above and providing for a complete release of Settled Claims of all members of the Class as set forth in Paragraph 9(b) below and the final judgment described in Paragraph 9(e) below. If the Court is unwilling to approve the Settlement because of the allocation among Class members of the Settlement Payment and the other settlement consideration, then the Parties will reallocate the Settlement Payment in whatever manner is necessary to obtain Court approval of the Settlement and of a release and final judgment, as set forth in Paragraphs 9(b) and 9(e) below, that is binding upon all members of the Class.(3)

     (b) for the complete discharge, dismissal with prejudice, settlement and release of, and an injunction barring, all claims, demands, rights, actions or causes of action, liabilities, damages, losses, obligations, judgments, suits, matters and issues of any kind or nature whatsoever, whether known or unknown, contingent or absolute, suspected or unsuspected, disclosed or undisclosed, hidden or concealed, matured or unmatured, that have been, could have been, or in the future can or might be asserted in the Action or in any court, tribunal or proceeding (including, but not limited to, any claims arising under federal or state law relating to alleged fraud, breach of any duty, negligence, violations of the federal securities laws or otherwise) by or on behalf of Digex or by or on behalf of any member of the Class and all present, past and future shareholders of Digex, whether individual, class, derivative, representative, legal, equitable or any other type or in any other capacity against the Parties, or any or all of their respective past, present or future officers, directors, stockholders, representatives, families, parent entities, associates, affiliates, subsidiaries, employees, financial or investment advisors, consultants, accountants, attorneys, law firms, investment bankers,

----------

3 It is understood and agreed that the definition of the plaintiff Class is intended to and will ensure that all past, present, and future record and beneficial holders of Digex stock who have a claim related toor arising from the matters alleged int he COrrected Amended Consolidated Class Actiona nd Derivative Complaint are inlcuded within the Class and willb e effetively barred from seekinga any relief for such claims in the Action or in any subsequent action.

commercial bankers, engineers, advisors or agents, heirs, executors, trustees, general or limited partners or partnerships, personal representatives, estates, administrators, predecessors, successors, and assigns (collectively, the "Released Persons") which have arisen, could have arisen, or may arise out of, or relate in any manner to, the allegations, facts, events, transactions, acts, occurrences, statements, representations, misrepresentations, omissions or any other matter, thing or cause whatsoever, or any series thereof, embraced or set forth in the Corrected Amended Consolidated Class Action and Derivative Complaint filed in the Action, or otherwise related, directly or indirectly, to the Merger between WorldCom and Intermedia, to any provision of the Merger Agreement (including, but not limited to, those relating to the approvals pursuant to Section 203 of the Delaware General Corporation Law ("Section 203") previously granted to WorldCom by the Digex Board of Directors in connection with the Merger Agreement and the Merger), or to any offering or proxy material, public filings or statements (including, but not limited to, public statements) by any of the defendants or their representatives in the Action or any other Released Persons in connection with the Merger or Merger Agreement (collectively, the "Settled Claims"); provided, however, that nothing herein shall release the Parties from their obligations under the Stipulation of Settlement; and

     (c) that Digex, Intermedia and WorldCom shall each release each other (as well as each of their respective affiliates, parent entities, subsidiaries, directors, officers, agents, attorneys, investment advisors, investment bankers and consultants) from any claims of any nature relating to or arising out of the matters alleged in the Corrected Amended Consolidated Class Action and Derivative Complaint; provided, however, that nothing in this Settlement (or in the Stipulation of Settlement) shall alter, amend or in any way affect, the rights and obligations of Digex, Intermedia and WorldCom in connection with ongoing contractual arrangements between or among them, including by way of example but not limited to the following: the Parties' obligations under the Stipulation of Settlement; the Merger Agreement (as amended by the First Amendment and by subsequent amendments thereto); the Fourth Amendment to Credit Agreement entered into as of October 31, 2000 among WorldCom, Intermedia, Digex and others, the Guaranty entered into as of October 31, 2000 among WorldCom, Intermedia, Digex and others, the Digex Borrowing (or Side) Letter Agreement dated November 20, 2000 among WorldCom, Intermedia, and Digex (and any and all other related agreements); the Commercial Agreements described in Exhibit C hereto (as well as any other commercial agreements between WorldCom and Digex); the Consent-to-Disclosure Letter Agreement dated October 13, 2000 between WorldCom and Intermedia; the Note Purchase Agreement between Intermedia and WorldCom dated October 31, 2000; and the related Registration Rights Agreement of November 22, 2000.

     (d) that all defendants named in the Action shall release each of the named plaintiffs and their attorneys from any claims of any nature relating to or arising out of the matters alleged in the Corrected Amended Consolidated Class Action and Derivative Complaint or the Action; and

     (e) for entry of a final judgment: (i) dismissing the Corrected Amended Consolidated Class Action and Derivative Complaint in its entirety with prejudice and without costs (except, with respect to costs, as otherwise provided in the Stipulation of Settlement); (ii) providing that Plaintiffs and all members of the Class, Digex and all present, past and future shareholders of Digex, or any of them, are permanently barred and enjoined from commencing, prosecuting, instigating, or in any way participating in the commencement or prosecution of any action asserting any Settled Claims, either directly, representatively, derivatively, or in any other capacity, against any Released Persons which have been or could have been asserted, or which arise out of or relate in any way to any of the transactions or events described in the Corrected Amended Consolidated Class Action and Derivative Complaint in the Action, including, but not limited to, any and all claims which seek to challenge, or otherwise call into question, the validity or effectiveness of the
Section 203 approvals previously granted to WorldCom pursuant to Section 203 in connection with the Merger and Merger Agreement; and (iii) declaring that WorldCom and its subsidiaries shall not be subject to any restrictions on "business combinations" (as defined in Section 203) with Digex, or any of its subsidiaries, pursuant to

Section 203 in connection with or by virtue of its acquisition of Intermedia and indirect acquisition of Digex stock as a result of the Merger Agreement or the transactions contemplated thereby.

     (f) subject to the Order of the Court, pending final determination of whether the Settlement provided for in the Stipulation of Settlement should be approved, that plaintiff, Digex, and all members of the Class, or any of them, are barred and enjoined from commencing, prosecuting, instigating, or in any way participating in the commencement or prosecution of any action asserting any Settled Claims, either directly, representatively, derivatively, or in any other capacity, against any Released Persons or challenging the Settlement (other than in this Action in accordance with the procedures established by the Court). The Parties further agree that they shall use their best efforts to prevent the filing of any such action and to seek stay or a dismissal of any such action in contemplation of dismissal of this Action upon final approval of this Settlement.

     10. The consummation of the Settlement is subject to the drafting and execution of an appropriate Stipulation of Settlement and such other documentation as may be required to obtain final judicial approval of the Settlement, release of all Settled Claims against the Parties and the dismissal of the Action with prejudice as to all claims asserted herein as against the named defendants and their affiliates without costs to any party (except, as to costs, as otherwise expressly provided in the Stipulation of Settlement).

     11. The Settlement contemplated by this Memorandum of Understanding is binding on all Parties, but it is understood that it is subject to (a) preliminary judicial approval; (b) the good faith documentation and execution of a Stipulation of Settlement in accordance with paragraph 7 above; (c) the consummation of the Merger in accordance with the terms of the Merger Agreement, as amended by the First Amendment (and any subsequent amendments, subject to the provisions of Paragraph 3 above); and (d) final Court approval upon notice to and certification of the Class and hearing. This Memorandum of Understanding shall be avoidable by the Parties should any of these conditions not be met and, in that event, this Memorandum of

Understanding shall be null and void, and shall not be admissible in any proceeding or be deemed to prejudice any of the positions of the Parties in or with respect to the Action or any other action.

     12. Plaintiffs' Counsel in the Action intends to apply to the Court for an award of attorneys' fees and reasonable out-of-pocket disbursements (collectively, the "Fees"), which Fees shall be payable from the Settlement Payment set forth in Paragraph 1 above. WorldCom and Intermedia and the Individual Defendants agree not to oppose the application for Fees. It is understood that the amount of the application for Fees will be set forth in the Notice to the Class. The Special Committee of the Board of Directors of Digex reserves all rights regarding the application for Fees. The Parties agree that the application for Fees may be considered separately from the Settlement and proposed entry of a final and appealable order (certified pursuant to Chancery Rule 54(b)) dismissing and releasing the Settled Claims. The parties will provide in the Stipulation of Settlement for an appropriate methodology to defer distribution of a sufficient portion of the Settlement Payment to pay such Fees as may be awarded by the Court.

     13. Pending negotiation, execution and Court approval of the Settlement, the Parties to the Action agree to stay any discovery, to stay any and all other proceedings other than those incident to the Settlement itself. The Parties also agree to use their best efforts to prevent the entry of any interim or final relief in favor of any member of the Class in any other litigation against any of the Parties to the Memorandum of Understanding which challenges the Settlement or otherwise involves a Settled Claim.

     14. The Parties shall agree to extensions of time with respect to pleadings and other court filings as are appropriate in the context of this Memorandum of Understanding.

     15. This Memorandum of Understanding may be executed in any number of counterparts with the same effect as if all Parties hereto had executed the same document. All such counterparts shall be construed together and shall constitute one instrument.

     16. This Memorandum of Understanding constitutes the entire agreement among the Parties with respect to the subject matter hereof, and may not be amended nor any of its provisions waived except by a writing signed by all of the signatories hereto.

     17. This Memorandum of Understanding and the Settlement contemplated by it shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to conflict of laws principles.

     18. The Plaintiffs and Plaintiffs' Counsel in the Action represent and warrant that none of Plaintiffs' claims or causes of action referred to in the Corrected Amended Consolidated Class Action and Derivative Complaint in the Action or in this Memorandum of Understanding, including any Settled Claims, have been assigned, encumbered or in any manner transferred in whole or in part. The Parties agree that a sale or transfer of, or loan against, a Plaintiff's Digex stock after the commencement of this Action shall not be deemed an assignment, encumbrance or transfer of such Plaintiff's claims or causes of action for the limited purpose of the preceding sentence of this Paragraph 18.

     19. Digex shall be responsible for providing notice of the Settlement to the members of the Class. Digex shall pay all reasonable costs and expenses incurred in providing notice of the Settlement to the members of the Class and shall cooperate with plaintiffs' counsel in providing such information as is reasonably available to it and reasonably identifies potential Class members.

     20. Except as provided herein, the Parties in the Action shall bear no other expenses, costs, damages or fees alleged or incurred by plaintiffs, by any member of the Class, or by any of their attorneys, experts, advisors, agents or representatives.

     21. The provisions contained in this Memorandum of Understanding shall not be deemed a presumption, concession or any admission by any of the Parties of any fault, liability or wrongdoing as to any facts or claims alleged or asserted in the Action, or any other actions or proceedings, and shall not be interpreted, construed, deemed, invoked, offered, or received in evidence or otherwise used by any person in the Action, or in any other action or proceeding, whether civil, criminal or administrative.

     22. This Memorandum of Understanding shall be binding upon and shall inure to the benefit of the Parties and their respective agents, successors, executors, heirs and assigns.

     23. The undersigned attorneys represent and warrant that they have been duly authorized by all of their respective clients to execute and to deliver this Memorandum of Understanding.

     24. Plaintiffs will cooperate with defendants in all reasonable respects in connection with implementation of the Merger Agreement as modified herein and the other understandings set forth herein. The Parties, through their counsel,
(i) agree to use their best efforts to pursue the Settlement in as expeditious and comprehensive a manner as possible and acknowledge that time is of the essence; and (ii) agree to cooperate in preparing any and all necessary papers to define, pursue and effectuate the Settlement.

Dated:   February 15, 2001


                               By: /s/ Stuart M. Grant
                                   ---------------------------------------------
                                    Stuart M. Grant, Esq.
                                    Megan D. McIntyre, Esq.
                                    GRANT & EISENHOFER
                                    1220 N. Market Street - Suite 500
                                    Wilmington, DE  19801

                                    Lead Counsel for Plaintiffs and the Class



                               By: /s/ Brian J. McMahon
                                   ---------------------------------------------
                                    Brian J. McMahon, Esq.
                                    Stephen R. Reynolds, Esq.
                                    GIBBONS, DEL DEO, DOLAN,
                                    GRIFFINGER & VECCHIONE, P.C.
                                    One Riverfront Plaza
                                    Newark, New Jersey 07102

                                    Henry E. Gallagher, Esq.
                                    Collins J. Seitz, Jr., Esq.
                                    CONNOLLY BOVE LODGE & HUTZ, LLP
                                    1220 Market St.
                                    P. O. Box 2207
                                    Wilmington, Delaware 19899-2207
                                    Attorneys for Defendant WorldCom, Inc.


                               By: /s/ Karen L. Valihura
                                   ---------------------------------------------
                                    Steven J. Rothschild, Esq.
                                    Karen L. Valihura, Esq.
                                    Skadden, Arps, Slate, Meagher & Flom, LLP
                                    One Rodney Square
                                    P.O. Box 636
                                    Wilmington, DE 19899

                                    Robert K. Payson, Esq.
                                    Stephen C. Norman, Esq.
                                    POTTER ANDERSON & CORROON, LLP
                                    1313 North Market street
                                    Hercules Plaza, 6th Floor
                                    Wilmington, Delaware 19899-0951

                                    Attorneys for Defendants Intermedia
                                    Communications, Inc., David C. Ruberg,
                                    Philip A. Campbell, John C. Baker,
                                    George P. Knapp, and Robert M. Manning


                               By: /s/ Kevin M. McGinty
                                   ---------------------------------------------
                                    Kevin M. McGinty, Esq.
                                    MINTZ LEVIN COHN FERRIS GLOVSKY
                                    and POPEO, PC
                                    One Financial Center
                                    Boston, Massachusetts 02111

                                    William O. LaMotte, III, Esq.
                                    MORRIS NICHOLS ARSHT & TUNNELL
                                    1201 North Market
                                    P.O. Box 1347
                                    Wilmington, Delaware 19899-1347
                                    Attorneys for Defendant Digex, Incorporated

                               By: /s/ Kevin Burke
                                   ---------------------------------------------
                                    P. Kevin Castel, Esq.
                                    Kevin Burke, Esq.
                                    CAHILL GORDON & REINDEL
                                    80 Pine Street
                                    New York, New York 10005

                               Kevin G. Abrams, Esq.
                               RICHARDS LAYTON & FINGER
                               One Rodney Square
                               P.O. Box 551
                               Wilmington, Delaware 19899
                               Attorneys for Richard Jalkut, Jack Reich
                              (Special Committee of the Board of
                               Directors of Digex, Incorporated)


                               By: /s/ Robert Novack
                                   ---------------------------------------------
                               Robert Novack, Esq.

                               EDWARDS & ANGELL, LLP
                               51 John F. Kennedy Parkway
                               Short Hills, NJ 07078

                               William O. LaMotte, III, Esq.
                               MORRIS NICHOLS ARSHT & TUNNELL
                               1201 North Market
                               P.O. Box 1347
                               Wilmington, Delaware 19899-1347

                               Attorneys for Mark K. Shull

                                        EXHIBIT D to Memorandum of Understanding


                            CERTIFICATE OF AMENDMENT


                                       OF


                          CERTIFICATE OF INCORPORATION


                                       OF


                               DIGEX, INCORPORATED


     DIGEX, INCORPORATED, a corporation organized and existing under the laws of Delaware (the "Corporation"), hereby certifies that:

     FIRST: The name of the corporation is DIGEX, INCORPORATED

     SECOND: The following Article Twelfth of the Certificate of Incorporation of the Corporation is hereby inserted in its entirety to read as follows:

     "TWELFTH: Transactions with Interested Stockholders.

     A. The Corporation will not, and will not permit, cause or suffer any direct or indirect subsidiary of the Corporation to, enter into or engage in any Transaction(as defined below) with or for the benefit of any Interested Stockholder (as defined below) without (i) there being in office two or more Independent Directors (as defined below) and (ii) obtaining the prior written approval of at least a majority of the Independent Directors then in office of such Transaction; provided, that the prior written approval of at least a majority of the Independent Directors shall not be required if (x) such Transaction is first reviewed by the Independent Directors then in office and their recommendation to the entire Board of Directors is not to approve such Transaction and (y) despite such recommendation, at least 66 2/3% of the entire Board of Directors (other than the Independent Directors) determines in good faith, at a meeting duly called pursuant to the By-laws of the Corporation, that such Transaction is fair to the Corporation and its stockholders and the reasons for such determination are set forth in the records of such meeting. Such approval shall be in addition to any other approval required by applicable law.

     B. Certain Definitions. For purposes of this Article TWELFTH:

     "Independent Director" means, with respect to any member of the Board of Directors of the Corporation, a Director who is: (i) not (a) an employee, agent or officer of an Interested Stockholder or any of its subsidiaries (including the Corporation or any of its subsidiaries), (b) a director of an Interested Stockholder or (c) the relative of any of the foregoing; and
     (ii) does not have any direct or indirect financial interest in an Interested Stockholder or any of its subsidiaries that is material to such member.

     "Interested Stockholder" shall have the meaning provided in Section 203(c)(5) of the General Corporation Law of the State of Delaware (the "DGCL"), as in effect as of February 14, 2001, without regard to the proviso at the end of the first sentence thereof. Each of WorldCom, Inc., and Intermedia Communications Inc. are Interested Stockholders for purposes of this definition based on the facts in existence as of February 14, 2001.

     "Transaction" shall mean any of the following:

          (i) a transaction (or a series of related transactions) involving the sale, lease or other transfer of assets, products, property (tangible or intangible) or services by any Interested Stockholder to the Corporation or any direct or indirect subsidiary of the Corporation, or by the Corporation or any direct or indirect subsidiary of the Corporation to any Interested Stockholder, having a value in excess of $1,000,000;

          (ii) any merger or consolidation of the Corporation or any direct or indirect subsidiary of the Corporation with or into any Interested Stockholder;

          (iii) the repurchase by the Corporation or any direct or indirect subsidiary of the Corporation of any of its capital stock or other securities from any Interested Stockholder;

          (iv) the issuance or transfer by the Corporation or any direct or indirect subsidiary of the Corporation of any of its capital stock or other securities to any Interested Stockholder; and

          (v) any other transaction that would constitute a business combination under Section 203(c)(3)(i) - (iv) of the DGCL.

     C. In addition to any other vote of stockholders or the Board of Directors of the Corporation required by law or this Certificate of Incorporation, this Article TWELFTH may not be amended, altered or modified without (i)
     (a) there being in office two or more Independent Directors and (b) obtaining the prior written approval of at least a majority of the Independent Directors then in office, and (ii) a 66 2/3% affirmative vote of the holders of the Class A Common Stock (excluding any such stock owned of record or beneficially, directly or indirectly, by any Interested Stockholder), voting as a separate class.

     D. This Article TWELFTH shall cease to have any further force and effect on February 14, 2004, or such earlier date on which the only holders of the Corporation's Common Stock are Interested Stockholders or their affiliates or associates (as defined under Section 203(c)(1) and (c)(2), respectively, of the DGCL).

     THIRD: The foregoing amendment to the Certificate of Incorporation of the Corporation was duly adopted by the Board of Directors and the stockholders of the Corporation in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.




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


     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by , this day of , 2001.


                                 DIGEX, INCORPORATED


                                 By:
                                        -------------------------------------
                                        Name:
                                        Title:









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